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                                                                      EXHIBIT 99

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Eugene V. N. Bissell, Chief Executive Officer, and I, Martha B. Lindsay, Chief Financial Officer, of each of AmeriGas Propane, Inc., a Pennsylvania corporation and the General Partner of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), AmeriGas Finance Corp. ("Finance Corp.") , AmeriGas Eagle Finance Corp.( "Eagle Finance Corp.") and AP Eagle Finance Corp. ( "AP Finance Corp." and collectively with the Partnership, Finance Corp. and Eagle Finance Corp., the "Registrant") hereby certify that:

      (1) The Registrant's periodic report on Form 10-Q for the period ended June 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                                      * * *


CHIEF EXECUTIVE OFFICER                              CHIEF FINANCIAL OFFICER


   /s/ Eugene V. N. Bissell                             /s/ Martha B. Lindsay
------------------------------------                 --------------------------
Eugene V. N. Bissell                                 Martha B. Lindsay

Date:  August 13, 2002                               Date:  August 13, 2002
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